Exhibit (c) (iv)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation "[**]".

Grindrod Shipping Holdings

Board Discussion Materials

April 20, 2022 / Confidential

Jefferies LLC

Member SIPC

The information provided in this document, including valuation discussions, represents the views of Jefferies Investment Banking. There is no assurance that the views expressed herein will be consistent with the views expressed by Jefferies Research or its Analysts. Nothing in this document should be understood as a promise or offer of favorable research coverage.

Jefferies

Disclaimer

The information contained in this document was based solely on publicly available information and information made available to Jefferies LLC ("Jefferies") by Grindrod Shipping Ltd. (the "Company"). Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors, representatives or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. Any recipient of the information contained herein should seek advice from its own independent tax advisor, legal counsel and/or other advisor with respect to such matters.

This presentation is confidential and may not be distributed to any other person or replicated in any form without the prior written consent of Jefferies.

Situation Overview

Current Strategic Dialogue & Potential Outreach Expansion

To date, members of the Grindrod Board of Directors, management, and company advisors have received and engaged in discussions or preliminary proposals of varying detail with the following parties:

- Taylor Maritime Investments (LSE:TMI)
- [**]
- [**]

Should the Board of Directors elect to pursue strategic discussions with an expanded universe of target buyers, Jefferies believes – based upon fleet composition, capital access, and strategic rationale – that the following represents a logical subset of expansion parties:

- Star Bulk Carriers (NYSE:SBLK)
  - Largest US publicly-listed dry bulk operator with significant track-record in sector M&A
- Costamare (NYSE:CMRE)
  - US-listed containership operator with sizable recent acquisitions in dry bulk assets and significant cash position
- Pacific Basin (HK:2343)
  - Hong Kong-listed geared tonnage specialist
- Castor Maritime (Nasdaq:CTRM)
  - Mixed-fleet platform with access to capital through liquid shares and strong cash position
- GoodBulk (NOTC:BULK)
  - Norwegian OTC-listed Capesize specialist with pool operating presence in geared sector and potential interest in US-listing

Proposal Comparison

Proposing Party (Date of Proposal)	Taylor Maritime Investments (March 7, 2022)	[**] (April 18, 2022)
Transaction	Acquire 100% of GRIN shares not currently held by TMI (or approximately 13.6 million shares outstanding) TMI owns approximately 4.9 million shares, or ~26.6% of shares outstanding	Acquire 100% of outstanding GRIN shares Assumes 19.3 million fully-diluted shares outstanding
Offer Structure	All-cash proposal Intention to undertake proposed transaction via Singaporean scheme of arrangement, or, alternatively via direct takeover offer	Share-for-share merger based on a NAV-to-NAV valuation construct Willing to offer cash component as part of total consideration [**] is prepared to obtain a secondary listing on the Johannesburg Stock Exchange in order to allow existing GRIN shareholders to maintain equity in the combined entity
Offer Price	Initial offer range of $23.00 - $26.00 per share* Subject to completion of diligence and changes in asset value *TMI has rescinded initial offer range with potential new range not yet disclosed	Implied exchange ratio of [**], or $28.38 per share, assuming an [**] share price of [**] (closing price as of April 19, 2022) Exchange ratio implies existing GRIN shareholders would own [**] of the combined entity (~32% on [**]), with existing [**] shareholders owning the balance
Timeline	Assumes a 4-6 week diligence process to complete due diligence and satisfy the proposal's stated pre-conditions	Assumes 4-week timeline for completion of due diligence and negotiation of definitive agreements
Pre-Conditions to Firm Offer	Satisfactory completion of due diligence Agreement by GRIN to enter Singaporean scheme of arrangement Finalization of funding arrangements Irrevocable recommendation for the proposal by GRIN Board of Directors Final approval from TMI Board of Directors	Entry into a short-term mutual non-disclosure agreement to allow for the satisfactory completion of due diligence for both parties Parallel negotiation of definitive agreements
Funding Sources	Undisclosed Proposal specified TMI has received indications of support from potential funding providers	[**] share issuance If required, additional financing to be provided from banking group led by [**], [**]
Diligence	Internal operating and financial forecasts Material contract review Various management discussions, including retention Capital structure and financings review Employment, pensions and share schemes, and tax review by jurisdiction	Not specified
Appointed Advisors	Legal: Norton Rose Fulbright, Shook Lin & Bok (Singapore) Financial: Evercore, Rand Merchant Bank	Legal: [**]

Net Asset Value

($Millions, unless otherwise stated)

Grindrod Shipping NAV Build

		Grindrod Shipping
1 Fleet Value (25 Owned Assets)	$	621.0
2 Cash		113.8
2 Debt & Leases		(248.1)
2 Working Capital		9.4
2 Net Other Assets		5.2
3 Time Charter Value		22.4
4 Purchase Option Value		48.6
5 Dividend Payable in 1Q22		(13.3)
Net Asset Value	$	559.1
6 Fully Diluted Shares Outstanding		19.3
NAV / Share	$	28.89
Share Price (04/19/22)	$	28.80
P / NAV		99.7%

1. Owned fleet value is blended average of VesselsValue as of 04/19/22 and age adjusted values as provided by Clarksons Shipping Intelligence (“CRSL”) as of 04/19/22(1)
2. As reported for the quarter end 12/31/21
3. Time charter value calculated utilizing CRSL period charter rates as of 04/19/22 and a 10% discount rate
4. Purchase option value calculated utilizing age adjusted values from CRSL at the nearest purchase option declaration date and a 10% discount rate
5. Adjusted to reflect Q1’22 dividend payment
6. Fully diluted share count comprised of 18.485mm shares outstanding plus 0.864mm in share awards per Company’s 6-K for the period ending in 12/31/21

[**] NAV Build

		[**] (As-Converted Basis)
1 Fleet Value ([**] Owned Assets)	$	[**]
2 Cash		[**]
3 Debt		[**]
2 Working Capital		[**]
2 Net Other Assets		[**]
4 Dividend Payble in 1Q22		[**]
Net Asset Value	$	[**]
5 Fully Diluted Shares Outstanding		[**]
NAV / Share	$	[**]
Share Price (04/19/22)	$	[**]
P / NAV		[**]

1. Owned fleet value is blended average of VesselsValue as of 04/19/22 and age adjusted values as provided by Clarksons Shipping Intelligence (“CRSL”) as of 04/19/22(2)
2. As reported for the quarter end 12/31/21
3. Debt shown on [**] [**]
4. Adjusted to reflect Q1’22 dividend payment
5. Fully diluted share count comprised of [**] shares outstanding plus [**] in restricted stock units per Company’s 10-K for the year ending 2021 and [**] shares reflecting the [**] [**]

Sources: Company filings, VesselsValues, Clarksons Shipping Intelligence, Capital IQ.
(1) Grindrod CRSL values have been further adjusted to include a 10% discount on vessels built in Chinese shipyards.
(2) [**] CRSL values have been further adjusted to include (a) [**] and (b) a 10% discount on vessels built in Chinese shipyards.

Public Comparable Companies

Dry Bulk Universe

($Millions, unless otherwise stated)

Net Asset Value



Median: $1,034
$2,814
$2,526
$2,274
$1,047
$1,034
$763
$570
$559
$548
Star Bulk
Pacific Basin
Golden Ocean
Genco
Eagle Bulk
Safe Bulkers
Diana Shipping
Grindrod Shipping
Taylor Maritime Investments

Market Capitalization



Median: $1,099
$3,254
$3,237
$2,714
$1,175
$1,099
$557
$550
$513
$474
Star Bulk
Pacific Basin
Golden Ocean
Eagle Bulk
Genco
Grindrod Shipping
Safe Bulkers
Diana Shipping
Taylor Maritime Investments

TEV / 2022E

Enterprise Value								
$3,899	$965	$1,264	$4,339	$1,376	$935	$691	$3,190	$596



Median: 4.5x
6.6x
4.8x
4.7x
4.7x
4.3x
4.2x
3.8x
3.1x
NA
Golden Ocean
Diana Shipping
Genco
Star Bulk
Eagle Bulk
Safe Bulkers
Grindrod Shipping
Pacific Basin
Taylor Maritime Investments (2)

Price-to-NAV



Median: 105%
128%
119%
116%
114%
105%
100%
90%
86%
72%
Pacific Basin
Golden Ocean
Star Bulk
Eagle Bulk
Genco
Grindrod Shipping
Diana Shipping
Taylor Maritime Investments
Safe Bulkers

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 04/19/22.

(1) Estimated NAV utilize balance sheet data where market pricing is unavailable or not applicable. Charter adjustments made where rates are disclosed and corresponding market estimates are available.

(2) Taylor Maritime Investments does not report cash & cash equivalents separately in its quarterly NAV reporting.

Jefferies

Public Comparable Companies (Cont'd)

Dry Bulk Universe

($Millions, unless otherwise stated)

Loan-to-Value


Median: 39%
17%
20%
21%
23%
39%
40%
41%
41%
47%
Pacific Basin
Genco
Taylor Maritime Investments
Eagle Bulk
Safe Bulkers
Grindrod Shipping
Golden Ocean
Star Bulk
Diana Shipping

Debt & Preferred / Capitalization[1]


Median: 31%
11%
18%
20%
20%
31%
32%
34%
51%
52%
Pacific Basin
Genco
Eagle Bulk
Taylor Maritime Investments
Grindrod Shipping
Star Bulk
Golden Ocean
Safe Bulkers
Diana Shipping

90-Day Average Trading Volume ($000's)


Median: $19,075
$78,959
$43,816
$21,810
$21,249
$19,075
$10,807
$6,289
$4,012
$512
Star Bulk
Golden Ocean
Eagle Bulk
Genco
Pacific Basin
Grindrod Shipping
Safe Bulkers
Diana Shipping
Taylor Maritime Investments

Fully-Delivered Dry Bulk Fleet Count (# of vessels)

Total Deadweight Tonnage (mdwt)								
14.1	5.2	13.3	3.2	3.9	4.5	4.4	1.5	1.1


Median: 49
Handysize
Ultramax/Supramax
Kamsarmax/Panamax
Newcastlemax/Capesize
128
37
50
41
122
79
42
1
88
2
31
55
53
53
49
43
6
44
27
17
35
19
16
31
15
16
31
29
2
Star Bulk
Pacific Basin
Golden Ocean
Eagle Bulk
Safe Bulkers
Genco
Diana Shipping
Grindrod Shipping(2)
Taylor Maritime Investments

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 04/19/22.
(1) Capitalization is the sum of equity market cap plus total debt plus preferred equity outstanding.
(2) Excludes Grindrod's owned MR2 Tanker.

Dry Bulk Comparable Companies

	Share Price (USD) 4/19/2022	% of 52-week High	Equity Value	Total Enterprise Value	NAV / Share	EV / '22 EBITDA	EV / '23 EBITDA	P / NAV
Dry Bulk Peers								
Star Bulk	$ 31.81	98.9%	$ 3,254.0	$ 4,338.6	$ 27.51	4.7x	5.1x	115.6%
Golden Ocean	13.50	94.6%	2,714.1	3,898.5	11.31	6.6x	6.9x	119.3%
Eagle Bulk	69.57	96.3%	1,174.7	1,376.1	61.26	4.3x	5.2x	113.6%
Genco	25.64	99.0%	1,098.9	1,264.2	24.43	4.7x	4.9x	104.9%
Safe Bulkers	4.52	83.1%	549.9	935.0	6.27	4.2x	4.5x	72.1%
Diana Shipping	5.36	84.3%	512.7	965.0	5.96	4.8x	5.2x	89.9%
Pacific Basin	0.60	95.5%	3,236.6	3,190.1	0.47	3.1x	3.3x	128.1%
Taylor Maritime Investments	1.43	99.0%	473.9	595.9	1.65	N/A	N/A	86.4%
					Mean	4.6x	5.0x	103.7%
					Median	4.7x	5.1x	109.3%
Grindrod Shipping	$ 28.80	99.6%	$ 557.2	$ 691.6	$ 28.89	3.8x	4.1x	99.7%

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 04/19/22.

Selected Comparable Transactions

Announced Date	Target / Seller	Acquirer	Transaction Enterprise Value	Est. Adjusted Asset Value[(2)]	Est. Transaction EV / Adj. Asset Value[(3)]	Est. Relative P / NAV	Premium to Last Close[(4)]
Aug-21	Navios Maritime Acquisition[(1)]	Navios Maritime Partners	$960	$1,054	90%	109%	65%
Mar-21	Diamond S Shipping [(1)]	International Seaways	$1,017	$1,275	80%	98%	6%
Jan-21	Navios Maritime Containers [(1)]	Navios Maritime Partners	273	444	62%	127%	21%
Apr-19	Epic Gas	BW Group	360	NA	NA	42%[(*)]	24%
Dec-18	Capital Product Partners LP [(1)]	Diamond S Shipping	535	505	106%	111%	NA
Dec-18	Hafnia Tankers [(1)]	BW Tankers	N/A	NA	NA	100%	NA
Oct-18	Poseidon Containers	Global Ship Lease	632	760	83%	86%	NA
May-17	Navig8 Product Tankers	Scorpio Tankers	1,169	1,173	100%	98%	NA
Mar-17	BW Offshore	DHT Holdings	538	NA	NA	100%	NA
Dec-17	Gener8 Maritime [(1)]	Euronav	1,717	1,741	99%	104%	35%

Est. Transaction EV / Adj. Asset Value — Median: 90%, Mean: 89%

Est. Relative P / NAV — Median: 100%, Mean: 99%

Premium to Last Close — Median: 23%, Mean: 29%

(*) Transactions excluded as est. price to NAV metrics determined not to be meaningful — Median: 102%, Mean: 104%

Designates stock for stock transactions

Source: Company filings and presentations, Wall Street research, CRSL, Mergermarket, other publicly available information.
(1) 100% stock for stock public mergers where estimated Price / NAV reflects relative NAV / NAV percentage for merger consideration.
(2) Adjusted Asset Value estimated using the reported fleet value, net working capital, charter adjustments and certain other asset adjustments as available.
(3) EV / Adj. Asset Value is calculated by dividing the transaction enterprise value by adjusted asset value.
(4) Represents implied acquisition price vs. unaffected price in transactions with multiple public proposal.

Appendix

Fleet List

Grindrod Shipping

#	Vessel Name	Type	Ownership	Yard Country	Built	DWT	VV	CRSL	Avg. Value
1	IVS Tembe	Handysize	Owned	Japan	Jan-16	37,740	$ 26.6	$ 26.3	$ 26.4
2	IVS Sunbird	Handysize	Owned	Japan	Sep-15	33,400	22.6	25.4	24.0
3	IVS Thanda	Handysize	Owned	Japan	Jan-15	37,720	25.5	24.5	25.0
4	IVS Kestrel	Handysize	Owned	Japan	May-14	32,770	21.5	23.1	22.3
5	IVS Phinda	Handysize	Owned	Japan	Aug-14	37,720	25.1	23.6	24.3
6	IVS Sparrowhawk	Handysize	Owned	Japan	Dec-14	33,420	22.3	24.0	23.2
7	IVS Merlion	Handysize	Owned	China	Apr-13	32,070	16.5	19.2	17.8
8	IVS Raffles	Handysize	Owned	China	Jul-13	32,050	16.7	19.6	18.1
9	IVS Ibis	Handysize	Owned	Japan	Mar-12	28,240	16.1	19.2	17.6
10	IVS Kinglet	Handysize	Owned	Japan	Aug-11	33,130	19.1	18.5	18.8
11	IVS Magpie	Handysize	Owned	Japan	Oct-11	28,240	15.8	18.8	17.3
12	IVS Orchard	Handysize	Owned	China	Mar-11	32,530	15.2	16.0	15.6
13	IVS Knot	Handysize	Owned	Japan	Aug-10	33,140	18.3	17.1	17.7
14	IVS Sentosa	Handysize	Owned	China	Jun-10	32,700	14.8	15.1	15.0
15	IVS Kingbird	Handysize	Owned	Japan	Jun-07	32,560	15.3	12.8	14.0
16	IVS Prestwick	Ultramax	Owned	Japan	Sep-19	61,300	36.7	36.7	36.7
17	IVS Okudogo	Ultramax	Owned	Japan	Aug-19	61,330	36.5	36.7	36.6
18	IVS Swinley Forest	Ultramax	Owned	Japan	Jan-17	60,490	32.8	33.0	32.9
19	IVS Gleneagles	Handymax	Owned	Japan	Mar-16	58,070	29.2	30.9	30.0
20	IVS North Berwick	Ultramax	Owned	Japan	Mar-16	60,480	31.8	30.9	31.3
21	IVS Bosch Hoek	Ultramax	Owned	Japan	Oct-15	60,270	31.0	30.4	30.7
22	IVS Hirono	Ultramax	Owned	Japan	Aug-15	60,280	30.8	29.8	30.3
23	IVS Wentworth	Handymax	Owned	Japan	Nov-15	58,090	28.7	30.4	29.5
24	IVS Phoenix	Ultramax	Owned	Japan	Jun-19	61,470	35.9	36.7	36.3
25	Matuku	MR2 Tanker	Owned	South Korea	Mar-16	50,140	29.6	29.6	29.6
	Total / Weighted Average				7.1 yrs	1,089,350	$ 614.3	$ 627.8	$ 621.0
26	IVS Atsugi	Ultramax	TC-in	Japan	Jun-20	62,660			
27	IVS Pebble Beach	Ultramax	TC-in	Japan	Jun-20	62,660			
28	IVS Hayakita	Ultramax	TC-in	Japan	May-16	60,400			
29	IVS Windsor	Ultramax	TC-in	Japan	May-16	60,280			
30	IVS Pinehurst	Handymax	TC-in	Philippines	May-15	57,810			
31	IVS Crimson Creek	Handymax	TC-in	Japan	Jan-15	57,950			
32	IVS Naruo	Ultramax	TC-in	Japan	Jun-14	60,030			
	Total / Weighted Average				5.3 yrs	421,790			

[**]

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Sources: Public filings, Clarksons Shipping Intelligence, VesselsValue.

Jefferies